UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2022

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

51 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on February 6, 2022, SunPower Corporation, Systems, a Delaware corporation (“Seller”) and wholly owned subsidiary of SunPower Corporation, a Delaware corporation (the “Company”), entered into an equity purchase agreement (the “Equity Purchase Agreement”) with TotalEnergies Renewables USA, LLC, a Delaware limited liability company (“Buyer”) and wholly owned subsidiary of TotalEnergies SE, pursuant to which, upon the terms and subject to the conditions set forth in the Equity Purchase Agreement, Buyer agreed to acquire the Company’s Commercial & Industrial Solutions business (the “Business”) by acquiring all of the issued and outstanding equity securities of TotalEnergies Distributed Generation USA, LLC, a Delaware limited liability company and a newly formed, wholly owned subsidiary of Seller (“HoldCo”). The Company is a majority-owned subsidiary of affiliates of TotalEnergies SE.

In connection with the consummation of the transactions contemplated by the Equity Purchase Agreement, on May 31, 2022, the Company, Seller, Buyer and HoldCo entered into a letter agreement (the “Letter Agreement”), pursuant to which, among other matters, (i) Buyer agreed to waive the closing condition relating to certain representations and warranties of Seller under the Equity Purchase Agreement, (ii) Seller agreed to retain certain Business assets and employees until certain transitional matters have been resolved and (iii) the Company agreed to provide to Buyer a guaranty of Seller’s compliance with all of its obligations under the Equity Purchase Agreement and the other agreements contemplated thereby.

The foregoing description of the Letter Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 is incorporated herein by reference.

On May 31, 2022, the Company completed the previously announced sale transaction pursuant to the terms of the Equity Purchase Agreement for aggregate cash consideration of approximately $190 million, which was adjusted for, among other matters, cash, indebtedness, working capital surplus/shortfall and transaction expenses.

The foregoing description of the Equity Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Purchase Agreement filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2022, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are furnished as part of the Current Report on Form 8-K:

Exhibit 2.1	Letter Agreement, dated as of May 31, 2022, by and among SunPower Corporation, SunPower Corporation, Systems, TotalEnergies Renewables USA, LLC and TotalEnergies Distributed Generation USA, LLC.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: May 31, 2022	By:	/S/ MANAVENDRA S. SIAL
	Name:	Manavendra S. Sial
	Title:	Executive Vice President and Chief Financial Officer